File Number: 57529-0032

Web site: www.langmichener.com

March 3, 2008

MIV Therapeutics, Inc.
Unit 1
8765 Ash Street
Vancouver, British Columbia
Canada V6P 6T3

Attention:          Mr. Alan P. Lindsay, Chief Executive Officer

Dear Sirs:

MIV Therapeutics, Inc. - Registration Statement on Form S-1

We have acted as legal counsel to MIV Therapeutics, Inc., a Nevada corporation (the "Company"), in connection with the Company's registration statement, which is being filed with the Securities and Exchange Commission on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, on February 29, 2008. The Registration Statement relates to the registration of the following shares of common stock of the Company for resale by the selling shareholders named in the Registration Statement (the "Selling Shareholders"):

  up to 12,310,000 shares of common stock (the "Placement Shares") issued pursuant to certain unregistered private placements of units (the "Private Placements");

  up to 12,310,000 shares of common stock (the "Placement Warrant Shares") that may be acquired upon the exercise of 12,310,000 common stock purchase warrants (the "Placement Warrants") issued pursuant to the Private Placements;

  up to 525,000 shares of common stock (the "August Shares") issued pursuant to an unregistered private placement of units completed on August 31, 2007 (the "August Placement");

  up to 525,000 shares of common stock (the "August Warrant Shares") that may be acquired upon the exercise of 525,000 common stock purchase warrants (the "August Warrants") issued pursuant to the August Placement;

  up to 690,000 share of common stock (the "Finder's Warrant Shares") that may be acquired upon the exercise of 690,000 common stock purchase warrants (the "Finder's Warrants") issued pursuant to the August Placement and certain of the Private Placements;

  up to 300,000 shares of common stock (the "Consultant Warrant Shares") that may be acquired upon the exercise of certain common stock purchase warrants (the "Consultant Warrants") issued pursuant to consultant agreements between the Company and certain of the Selling Shareholders; and

  up to 350,000 shares of common stock (the "Loan Warrant Shares") that may be acquired upon the exercise of certain common stock purchase warrants (the "Loan Warrants") issued in connection with loans made to the Company from a certain Selling Shareholder.

The following private placements collectively comprise the Private Placements:

  On August 21, 2006, the Company issued an aggregate of 290,000 units at a price of $0.50 per unit, with each unit consisting of one Placement Share and one Placement Warrant to certain of the Selling Shareholders. Each such warrant entitles the holder to purchase one Placement Warrant Share at an exercise price of $0.75 per share for a period ending on the earlier of 18 months from the date of issuance of the units and 12 months from the effective date of the Registration Statement;

  On October 16, 2006, the Company issued an aggregate of 600,000 units at a price of $0.50 per unit, with each unit consisting of one Placement Share and one Placement Warrant to certain of the Selling Shareholders. Each such warrant entitles the holder to purchase one Placement Warrant Share at an exercise price of $0.75 per share for a period of two years from the effective date of the Registration Statement;

  On November 8, 2006, the Company issued an aggregate of 1,400,000 units at a price of $0.50 per unit, with each unit consisting of one share of Placement Share and one Placement Warrant to certain of the Selling Shareholders. Each such warrant entitles the holder to purchase one Placement Warrant Share at an exercise price of $0.75 share for a period of two years from the effective date of the Registration Statement;

  On December 22, 2006, the Company issued an aggregate of 5,900,000 units at a price of $0.50 per unit, with each unit consisting of Placement Share and one Placement Warrant to certain of the Selling Shareholders. Each such warrant entitles the holder to purchase one Placement Share at an exercise price of $0.75 per share. Of these, warrants to acquire up to 40,000 Placement Warrant Shares are exercisable for a period ending on the earlier of 18 months from the date of issuance of the units or 12 months from the effective date of the Registration Statement, and warrants to acquire up to 5,860,000 Placement Warrant Shares are exercisable for a period of two years from the effective date of the Registration Statement;

  On February 8, 2007, the Company issued an aggregate of 1,125,000 units at a price of $0.50 per unit, with each unit consisting of one Placement Share and one Placement Warrant to certain of the Selling Shareholders. Each such warrant entitles the holder to purchase one Placement Warrant Share at an exercise price of $0.75 per share for a period of two years from the effective date of the Registration Statement;

  On February 27, 2007, the Company issued an aggregate of 375,000 units at a price of $0.50 per unit, with each unit consisting of one Placement Share and one Placement Warrant Share to certain of the Selling Shareholders. Each such warrant entitles the holder to purchase one Placement Warrant Share at an exercise price of $0.75 per share for a period of two years from the effective date of the Registration Statement;

  On April 4, 2007, the Company issued an aggregate of 830,000 units at a price of $0.50 per unit, with each unit consisting of Placement Share and one Placement Warrant to certain of the Selling Shareholders. Each such warrant entitles the holder to purchase one Placement Warrant Share at an exercise price of $0.75 per share for a period of two years from the effective date of the Registration Statement; and

  On May 8, 2007, the Company issued an aggregate of 1,790,000 units at a price of $0.50 per unit, with each unit consisting of one Placement Share and one Placement Warrant Share to certain of the Selling Shareholders. Each such warrant entitles the holder to purchase one Placement Warrant Share at an exercise price of $0.75 per share for a period of two years from the effective date of the Registration Statement.

On August 31, 2007, the Company issued an aggregate of 525,000 units at a price of $0.50 per unit, with each unit consisting of one August Share and one August Warrant to certain of the Selling Shareholders. Each August Warrant entitles the holder to purchase one August Warrant Share. Of these, August Warrants to acquire up to 475,000 August Warrant Shares are exercisable at a price of $0.75 per share for a period of two years from the effective date of the Registration Statement, and August Warrants to acquire up to 50,000 August Warrant Shares are exercisable at a price of $0.70 per share for a period of five years from the date of issuance of the units.

In connection with the Private Placements and the August Placement, the Company also issued Finder's Warrants to acquire up to 690,000 Finder's Warrant Shares to certain of the Selling Shareholders as finder's fees as follows: (i) on February 8, 2007 and February 27, 2007, the Company issued Finder's Warrants to acquire up to 112,500 and 37,500 Finder's Warrant Shares, respectively, exercisable for a period of two years from the effective date of the Registration Statement at a price of $0.75 per share; (ii) on August 31, 2007, the Company issued Finder's Warrants to acquire up to 400,000 Finder's Warrant Shares exercisable until May 31, 2010 at a price of $0.55 per share; and (iii) on December 10, 2007, the Company issued Finder's Warrants to acquire up to 140,000 Finder's Warrant Shares exercisable until December 10, 2010 at a price of $0.55 per share.

The Company issued Consultant Warrants to acquire up to 300,000 Consultant Warrant Shares pursuant to consulting agreements to certain of the Selling Shareholders as follows: (i) on February 1, 2007, the Company issued Consultant Warrants to acquire up to 100,000 Consultant Warrant Shares exercisable until February 1, 2012 at a price of $0.60 per share; (ii) on April 4, 2007, the Company issued Consultant Warrants to acquire up to 100,000 Consultant Warrant Shares exercisable until April 4, 2012 at a price of $0.50 per share; and (iii) on May 1, 2007, the Company issued Consultant Warrants to acquire up to 100,000 Consultant Warrant Shares exercisable until May 1, 2012 at a price of $0.50 per share.

In connection with loans made to the Company in April and June 2007 in the aggregate amount of $525,000, the Company issued Loan Warrants to acquire up to 350,000 Loan Warrant Shares as follows: (i) on April 27, 2007, the Company issued Loan Warrants to acquire up to 50,000 Loan Warrant Shares exercisable until April 27, 2010 at a price of $0.60 per share; (ii) on May 30, 2007, the Company issued Loan Warrants to acquire up to 150,000 Loan Warrant Shares exercisable until May 30, 2010 at a price of $0.60 per share in connection with the extension of the term of the loan; and (iii) on June 29, 2007, the Company issued Loan Warrants to acquire up to 150,000 Loan Warrant Shares exercisable until April 27, 2010 at a price of $0.60 per share.

The 12,835,000 shares of common stock issued to the Selling Shareholders pursuant to and in connection with the Private Placements and the August Placement are hereinafter collectively referred to as the "Shares". The 14,175,000 shares of common stock that may be acquired by the Selling Shareholders upon exercise of the Placement Warrants, the August Warrants, the Consultant Warrants and the Loan Warrant (collectively, the "Warrants") are hereinafter collectively referred to as the "Warrant Shares".

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement dated February 29, 2008; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings, including resolutions of the directors approving the transactions described above; (e) the subscription agreements entered into between the Selling Shareholders and the Company; (f) the respective forms of the certificates representing the Warrants; (g) an Officer's Certificate executed by Patrick A. McGowan, Executive Vice President, Secretary, Chief Financial Officer and Principal Accounting Officer; and (h) such other documents as we have deemed relevant.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

  the Shares held by the Selling Shareholders are validly issued, fully paid and non-assessable shares of the Company's common stock; and

  upon exercise of the Warrants in accordance with their respective terms (including, without limitation, the payment of the exercise price for the Warrant Shares), the Warrant Shares will be validly issued, fully paid and non-assessable shares of the Company's common stock.

Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

(i)        the foregoing opinion is limited to Nevada law, including all applicable provisions of the Constitution of the State of Nevada, statutory provisions of the State of Nevada and reported judicial decisions of the courts of the State of Nevada interpreting those laws. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company;

(ii)       at the time of the exercise of the Warrants, there will be a sufficient number of authorized but not issued shares of the Company's common stock to permit the issuance of the Warrant Shares;

(iii)      we have assumed (i) the genuineness of all signatures on documents examined by us, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (iv) that the documents, in the forms submitted to us for review, have not been and will not be altered or amended in any respect; and

(iv)       we have assumed that each of the statements made and certified in the Officer's Certificate was true and correct when made, has at no time since being made and certified become untrue or incorrect, and remains true and correct on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm's name in the section of the Registration Statement and the prospectus included therein entitled "Legal Matters".

Yours truly,

'Lang Michener LLP'